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                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

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[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         INSIGHT HEALTH SERVICES CORP.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[LOGO APPEARS HERE]

                             N e w s  R e l e a s e

                                                                       Contacts:
                                                                     At InSight:
                                                             Steven T. Plochocki
                                                                 President & CEO
                                                                    949-476-0733

                                                                 Thomas V. Croal
                                                  Executive Vice President & CFO
                                                                    949-476-0733

                    INSIGHT HEALTH SERVICES CORP. ANNOUNCES
            RECORD DATE AND DATE OF SPECIAL MEETING OF STOCKHOLDERS

   NEWPORT BEACH, Calif. -- September 26, 2001 -- InSight Health Services Corp. ("InSight") (NASDAQ: IHSC) today announced that its Board of Directors had set the close of business on Monday, September 24, 2001 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at a special meeting of stockholders to be held on Wednesday, October 17, 2001 for the purpose of adopting the Agreement and Plan of Merger dated as of June 29, 2001, by and among InSight Health Services Holdings Corp., InSight Health Services Acquisition Corp., a wholly owned subsidiary of InSight Holdings, and InSight and approving the related transactions, including the merger. The special meeting will be held at 8:00 a.m., pacific standard time, at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. InSight mailed its proxy statement relating to the special meeting to its stockholders today.

   Newport Beach, Calif.-based InSight Health Services Corp. provides diagnostic imaging and information, treatment and related management services. It serves managed care entities, hospitals and other contractual customers in 28 U.S. states. Visit InSight's web site at www.insighthealthcorp.com.

  The matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including such factors as availability of financing; limitations and delays in reimbursement by third party payors; contract renewals and financial stability of customers; the potential for rapid and significant changes in technology and the effect on the Company's operations; operating, legal, governmental and regulatory risks; adverse utilization trends for certain diagnostic imaging procedures; economic, political and competitive forces affecting the Company's business; the Company's ability to successfully integrate acquisitions, and other risk factors detailed in the Company's SEC filings.